Exhibit 24(b)(8.117)

FIRST AMENDMENT TO THE SELLING AND SERVICES AGREEMENT

AND

FUND PARTICIPATION AGREEMENT

            This First   Amendment dated as of November 25, 2014, by and between Voya Retirement Insurance and Annuity Company (formerly ING Life Insurance and Annuity Company) (“Voya Retirement”), Voya Institutional Plan Services, LLC (formerly ING Institutional Plan Services, LLC) (“Voya Institutional”), Voya Financial Partners, LLC (formerly ING Financial Advisers, LLC) (“Voya Financial”) (collectively, “Voya”), and Metropolitan West Asset Management, LLC. (“Advisor”), Metropolitan West Funds (the “Trust”), and Foreside Funds Distributors LLC (formerly BNY Mellon Distributors Inc.) (“Distributor”).    Voya Retirement, Voya Institutional, Voya Financial, Advisor, Trust, and Distributor may be referred to herein individually as a “Party” or collectively as the “Parties”.  Terms defined in the Agreement are used herein as therein defined.

WHEREAS, BNY Mellon Distributors LLC has been acquired by Foreside Distributors, LLC and changed its name to Foreside Funds Distributors LLC effective as of April 1, 2012; and

WHEREAS, the Parties desire to amend Schedule A to the Agreement; and

            NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.   All references in the Agreement to “BNY Mellon Distributors Inc. are hereby replaced with “Foreside Funds Distributors LLC.”

2.   The address for notices for Distributor in Section 15(d) of the Agreement is hereby deleted and replaced with the following:

“To Distributor:

              Foreside Funds Distributors LLC

              Three Canal Plaza, Suite 100

              Portland, ME 04101

              Attn: Legal Department”

3.     Schedule A to the Agreement shall be deleted in its entirety and replaced with the new Schedule A, attached hereto.

4.     Voya Financial is authorized to process initial investments for Retirement Plans in amounts below the minimum investment amount required for the applicable Fund and class.

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of the date first written above.

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

By: /s/ Lisa Gilarde

Name: Lisa Gilarde

Title:  Vice President

VOYA INSTITUTIONAL PLAN SERVICES, LLC

By: /s/ Lisa Gilarde

Name: Lisa Gilarde

Title:  Vice President

VOYA FINANCIAL PARTNERS, LLC

By: /s/ James Nichols IV

Name: James Nichols IV

Title: President and Chief Executive Officer

FORESIDE FUNDS DISTRIBUTORS LLC

By: /s/ Mark Fairbanks

Name  Mark Fairbanks

Title    President

METROPOLITAN WEST ASSET MANAGEMENT, LLC

By  /s/ Patrick Dennis

Name  Patrick Dennis

Title    Senior Vice President
            Associate General Counsel

METROPOLITAN WEST FUNDS

By  /s/ Patrick Dennis

Name  Patrick Dennis

Title Assistant Secretary

SCHEDULE A

Servicing Fees and 12b-1 Fees

For services rendered by Voya under the Agreement with respect to Plan assets invested in the following Funds, Distributor and/or the Funds, as applicable, shall pay the following fees to Voya:

Fund	Share Class	Service Fee	12b-1 Fee	Total Fee
Floating Rate Income Fund	M	__ bps	__ bps	__ bps
High Yield Bond Fund	M	__ bps	__ bps	__ bps
Intermediate Bond Fund	M	__ bps	__ bps	__ bps
Low Duration Bond Fund	M	__ bps	__ bps	__ bps
Strategic Income Fund	M	__ bps	__ bps	__ bps
Total Return Bond Fund	M	__ bps	__ bps	__ bps
Ultra Short Bond Fund	M	__ bps	__ bps	__ bps
Unconstrained Bond Fund	M	__ bps	__ bps	__ bps
AlphaTrak 500 Fund	M	__ bps	__ bps	__ bps

Floating Rate Income Fund	I	__ bps	__ bps	__ bps
High Yield Bond Fund	I	__ bps	__ bps	__ bps
Intermediate Bond Fund	I	__ bps	__ bps	__ bps
Low Duration Bond Fund	I	__ bps	__ bps	__ bps
Strategic Income Fund	I	__ bps	__ bps	__ bps
Total Return Bond Fund	I	__ bps	__ bps	__ bps
Ultra Short Bond Fund	I	__ bps	__ bps	__ bps

Unconstrained Bond Fund	I	__ bps	__ bps	__ bps

Total Return Bond Fund	N	__ bps	__ bps	__ bps
Low Duration Bond Fund	N	__ bps	__ bps	__ bps

Total Return Bond Fund	P	__ bps	__ bps	__ bps

 If Distributor is required to make any payments pursuant to this Agreement, Distributor shall be obligated to make such payments only after, for so long as, and to the extent that it receives such payments from the applicable Fund.